                                                                   EXHIBIT 99.2

                    Callon Petroleum Company Issues Guidance
                        for First Quarter, Full Year 2003


         Natchez, MS (December 12, 2002)--Callon Petroleum Company (NYSE:
CPE/CPE.PrA) is issuing guidance for the first quarter and full year 2003.

         The guidance, found in the table below, is expressed in ranges for the detailed components.

                        First Quarter and Full Year 2003
                               Guidance Estimates
               (In thousands, except per production unit amounts)

                                                       Guidance for 1st               Guidance for
                                                         Quarter 2003                Full Year 2003
                                                       ----------------              --------------
Description:
------------

Production volumes (MMcfe/d)                                43 - 47                      58 - 64
Percent natural gas                                           93%                          67%
Average costs (per Mcfe):
   Lease operating expense                               $0.67 - $0.60                $0.66 - $0.60
   General and administrative expense                    $0.33 - $0.30                $0.24 - $0.22
   Interest expense                                      $1.84 - $1.66                $1.38 - $1.26
   Non-cash expenses included above                      $0.52 - $0.47                $0.40 - $0.36
   DD&A                                                      $1.85                        $1.85
Fixed  delivery contract:
   Committed volume (MMcf)                                    750                         1,000
   Floor price (per Mcf)                                     $3.75                        $3.75
   Ceiling price (per Mcf)                                   $4.60                        $4.60
Natural gas hedges:
 Collars:
   Volume MMcf                                                950                         3,000
   Average floor price                                       $3.63                        $3.54
   Average ceiling price                                     $4.94                        $4.82
 Floors:
   Volume MMcf                                                700                         1,000
   Average floor price                                       $4.61                        $4.50
Share data:
   Basic weighted average shares                            13,550                       13,550
   Diluted impact of stock options, warrants                  700                          700
   Diluted impact of convertible preferred stock             1,366                        1,366


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

         Callon Petroleum Company has been engaged in the exploration, development, acquisition and operation of oil and gas properties in the Gulf Coast region since 1950.

         The preceding guidance estimates contain assumptions that we believe are reasonable. These estimates are based on information that is available as of the date of this news release. We are not undertaking any obligation to update these estimates as conditions change or as additional information becomes available.

         This news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

        o  general economic conditions;

        o  volatility of oil and natural gas prices;

        o  uncertainty of estimates of oil and natural gas reserves;

        o  impact of competition;

        o  availability and cost of seismic, drilling and other equipment;

        o operating hazards inherent in the exploration for and production of oil and natural gas;

        o difficulties encountered during the exploration for and production of oil and natural gas;

        o difficulties encountered in delivering oil and natural gas to commercial markets;

        o  changes in customer demand and producers' supply;

        o  uncertainty of our ability to attract capital;

        o compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gasbusiness;

        o  actions of operators of our oil and gas properties;

        o  weather conditions; and

        o the risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those in our Annual Report for the year ended December 31, 2001 on Form 10-K.

           The preceding estimates reflect our review of continuing operations only. These estimates do not take into account any material transactions such as sales of debt and equity securities, acquisitions or divestitures of assets, and formations of joint ventures. We continually review these types of transactions and may engage in one or more of these types of transactions without prior notice.

                                        #


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